Exhibit 10.28

Comprehensive Credit Line Contract

Contract No.:13108109Z022

The Parties are:

The Credit Guarantor (Party A): Anyang Branch, Guangdong Development Bank Co., Ltd.,

Address: west section Renmin Avenue, Anyang City,           Postcode: 455000,

Legal Representative: Shen Xueqing,             Title: President

Telephone: 0372-3672778,                              Fax: 0372-5937949;

The Credit Guarantee (Party B): Henan Shuncheng Group Coal Coke Co., Ltd.,

Address: Tongye town, Anyang County,                                Postcode: 455141,

Legal Representative: Wang Xinshun,            Title: Chairman of Board,

Business License No.: 410522110001012

Telephone: 0372-5606593,                              Fax: 0372-5606593;

Opening Bank: basic account Zhongzhou Branch of China Construction Bank

Account No.: ;

Common Account: (1) ___________, Account No.: ______________

Common Account: (2) ___________, Account No.: ______________

Common Account: (3) ___________, Account No.: ______________

Signed in Anyang City

On the basis of free will, equality, mutual benefit and good faith and through negotiations with the parties, Party A agrees to provide this general credit limit to Party B.  For the purpose of specifying the rights and obligations of both parties, the parties hereby enter into this Contract for mutual compliance.

Part I   Basic Provisions for Credit

Article 1   Definition

In this Agreement unless otherwise stipulated in the context, the following terms shall have the meaning as follows:

1.
"General Credit", the credit granted by Party A to Party B includes one or more of the following services: loan, issuing bank acceptance draft, discount of commercial draft, trade financing, letter of guarantee, capital service and other credit service (The trade financing service includes issuing international letter of credit, issuing domestic letter of credit, import bill advance, delivery against bank guarantee, packing credit, export bill advance, buyer bill advance under domestic letter of credit, seller bill advance under domestic letter of credit, negotiation of domestic bill of credit and other domestic and international trade financing services.  The letter of guarantee service includes issuing letter of guarantee / standby letter of credit and other international and domestic letter of guarantee service).

2.	"General Credit Limit", the maximum limit of credit balance granted by Party A to Party B under this Contract.

3.	"Exposure Maximum Limit", the margin that the maximum limit of credit balance granted by Party A to Party B minus the balance of guarantee money under this Contract.

4.	"Limit Period", the actual term of the credit under this Contract.

Article 2	Amount and Type of General Credit Limit

1.	The General Credit Limit under this Contract is stipulated in Article 13 hereunder.

2.	The detailed types of credit limit, relevant amount and other related provisions are stipulated in article 22 hereunder.

3.	Party A agrees that if the balance of used limit of Party B does not exceed the maximum limit, Party B may use the limit without going through the security procedures case by case.

4.
The General Credit Limit granted by Party A does not constitute any obligation of Party A to provide the full credit limit.  The actual issued amount is subject to the record in the "loan note" or other certificate of indebtedness.

Article 3	Period of General Credit Limit

1.	The period of General Credit Limit under this Contract is stipulated in Article 14 hereunder.

2.
The credit within the credit limit and the period of the limit does not need to be paid off before the expiration date of the credit limit.  The actual starting date and repayment date for each credit are subject to the record in the loan note or other certificate of indebtedness.

Article 4	Conditions for Using the Limit

Subject to the satisfaction of all the following conditions by Party B, Party B may apply to use the credit limit:

1.	The balance is still available;

2.	The purpose and period comply with relevant provisions in this Contract;

3.	Application documents, materials and notes has been provided and meet the requirements according to the management rules for relevant services of Party A;

4.	Party B has performed all of its obligations under this Contract;

5.	Other conditions required by Party A;

Article 5	Interest Rate

1.	The interest rate for the credit loan under this Contract is stipulated in Article 15 hereunder.

2.	If the interest rate in Article 15 is different with the agreed interest rate for each specific type of credit, the agreed interest rate for each specific type of credit shall prevail.

Article 6	Other Rates

The expenses for bank acceptance draft, bank letter of guarantee, international trade financing which shall be charged by Party A, the bill discount rate, and the interest rate and exchange rate for loan and bill advance service in import and export shall be agreed by the parties with actual business.

Part II   Guarantee Provisions

Article 7	Guarantee

1.
The guarantor provides guarantee for the performance of the debt by Party B provided in this Contract to ensure Party A’s realization of its creditor’s right.  The details for the guarantee are stipulated in Article 16 hereunder.

2.
If there is any change or to be any change to the guarantee under this Contract that are deemed by Party A as a disadvantage for its creditor’s right, Party A is entitled to require the guarantor to stop its actions.  If the value of guaranteed asset reduces, subject to a notice given by Party A, the guarantor must resume the value or make up the difference by providing a new guarantee.  If the guarantor does not resume the guarantee nor provide a new guarantee, Party A is entitled to request Party B to repay the debt in advance.

Part III   Representations, Warranties, and Authorization of Party B Provisions

Article 8

1.	Party B represents as follows:

(1)	Party B is duly registered and legally existing, it has the fully civil capacity for rights and actions to enter into and perform this Contract;

(2)
The execution and performance of this Contract is based on the true will of Party B, it has duly obtained legal and valid authorization according to its articles of association and other internal management documents.  The execution and performance of this Contract will not contravene any binding agreement, contract and other legal documents to Party B.  Party B has already obtained or will obtain all relevant approval, license, record, and registration required to enter into and perform this Contract;

(3)	All the documents, financial statements, vouchers and other materials are true, complete, accurate and valid;

(4)	The background of the transactions for which Party B applies to Party A for relevant services are true, legal and are not used for money laundering or other illegal purpose.

(5)	Party B does not keep back from Party A with any events which may affect the financial status and performance capability of Party A and the guarantor.

2.	Party B warrants as follows:

(1)
It will report to Party A its financial statement (including, but not limited to annual reports, quarterly reports, and monthly reports) and other relevant materials, periodically and timely as required by Party A.

(2)
It will provide all documents and materials related to the loan to Party A, actively cooperate and assist Party A with checking, investigating and supervising the execution of this Contract, use of credit capital and all operational and capital financing activities of Party B, and provide Party A with the true situation.  Party B undertakes that it will cooperate with Party A on the loan management work based on the loan management measures issued by China Bank Regulatory Commission (and other statutory finance regulatory organization), and it will provide the Creditor with the true situation of the payment and moving of the loan.

(3)
If Party B has entered into or will enter into any counter-guarantee agreement or similar agreements with the guarantor of this Contract regarding the guarantee obligation, such agreement will not damage any right of Party A under this Contract.

(4)
Party B shall obtain the prior consent of Party A if any situation that may affect the financial status and performance capability of Party B and the guarantor occurs, including, but not limited to spin-off, merger (acquisition), joint corporation, joint venture, cooperation, contracting, restructuring, reform, pre IPO in any manner, or changing the mode of business operation, reducing registered capital, major asset or equity transfer, accepting big loan, equity or debt financing directly through direct financing market, or establishing new material debt on the mortgage property.

(5)
Party B shall promptly inform Party A in writing if any situation that may affect the financial status and performance capability of Party B and the guarantor comes out, including, but not limited to the seizure of the guarantee, close down, stopping business, dissolution, revocation, bankruptcy (applied by Party B or others), getting involved in major litigation or arbitration, or the person in charge is suspected of being involved in illegal acts and crimes, or the difficulty in operation and the badness of financing status, or any event of default of Party B in other contracts;

(6)
Party B ensures that the its operation and relevant activities comply with relevant regulations, including but not limited to industry policy, financial and tax policy, market access, environmental protection assessment, saving energy and reducing emissions, energy use and pollution control, resource utilization, land and city layout, labor safety.  If Party B contravenes the regulations or the risk comes out, Party B agrees that Party A is entitled to take measures including but not limited to stopping issuing new loan, collecting loan in advance, depositing mortgaged or pledged assets, or requesting Party B to increase the responsible insurance related to energy use or pollution.

(7)	The repayment by Party B to Party A has priority over the loans provided by the shareholders of Party B, and has no less priority than similar debts owed to other creditor.

(8)
If the net profit after tax in relevant fiscal year is zero or below, or the profit after tax is not enough to make up the accumulated losses in the previous fiscal years, or the benefit before tax is not used to repay the payable principal, interest and expenses of Party B in a certain fiscal year, or the benefit before tax is not enough to pay the payable principal, interest and expenses in the following period, Party B shall not distribute any bonus or dividends to its shareholders;

(9)
Party B will not dispose its asset by reducing its repayment capacity, and Party B undertakes that the total amount and each single amount of its external guarantee will not exceed the limit as prescribed in the its articles of association.

(10)
Party B warrants to repay the principal and interest on time, bear all the expenses related to the execution, performance and dispute resolution under this Contract, including but not limited to notarial fees, evaluation fees, attorney fees, and the litigation fee, enforcement fee, and attorney agency fees for Party A to get the debt paid.

3.	Authorization of Party B

(1)
Party B authorizes Party A to submit the credit information of Party B in the loan period to the Credit Reference Centre of the People's Bank of China (or other statutory finance regulatory organization) and inquire the credit information at any time with such organization and use the credit information of Party B.

(2)
For the payable principal, interest, default interest, compound interest, penalty and all other incidental expenses under this Contract, Party B authorizes Party A to transfer and deduct such money from any bank account of Party B opened with Party A and other affiliates of Party A without prior consent of Party B.  In case the currency of the account is different with the currency used in certain credit services under this Contract while Party A directly transfer and deduct the money according to this Contract, if the currency used in certain credit service is foreign currency, such amount shall be converted and calculated according to the currency selling rate published by Party A on that date; if the currency used in certain credit service is Renminbi, such amount shall be converted and calculated according to the currency buying rate displayed by Party A on that date.

Part IV   Default Responsibility Provisions

Article 9	Default and Disposal

1.	Anticipatory breach and disposal

If Party A has reliable evidence to prove that Party B has one of the following situations before issuing the credit under this Contract, Party A can suspend performing its obligations:

(1)	The condition of business of Party B is seriously worsen;

(2)	Party B transfer its asset or withdraw its capital in order to evade debt;

(3)	Party B loses its business reputation;

(4)	Other situations that Party B loses or may lose its capacity to fulfill its obligation on the debt.

If Party B fails to resume its performance capacity and fails provide proper guarantee accepted by Party A within 30 days after Party A suspend its performance, Party A is entitled to terminate this Contract.

2.	Event of default and disposal

(1)	Any of following conditions constitutes or is deemed as an event of default of Party B under this Contract:

(a)	Party B does not fulfill the debt payment and repayment obligations agreed in this Contract to Party A;

(b)	Party B uses the principal not for the agreed purpose in this Contract;

(c)	Any representation of Party B in this Contract is fraudulent, or Party B contravenes its undertaking in this Contract;

(d)
The occurrence of the situation provided in Article 8, section 2 herein which may affect the financial status and performance capability of Party A and the guarantor as deemed by Party A, and Party B fails to provide new guarantee or change the guarantor;

(e)	Party B contravenes other provisions related to the rights and obligations of the parties in this Contract;

(f)	Any event of default under other contracts between Party B and Party A or any other affiliates of Guangdong Development Bank Co., Ltd. occurs;

(g)	The guarantor contravenes the provisions under guarantee contract, or any event of default under other contracts with Party A or any other affiliates of Guangdong Development Bank Co., Ltd. occurs;

(h)	Party B close down its business, or any dissolution, revocation, or bankruptcy of Party B.

(2)	If any event of default provided in the above section occurs, Party B is entitled to take the following measures, separately or together as the case may be:

(a)	Request Party B or the guarantor to correct their default actions within a definite time limit;

(b)	Partly or fully reduce, suspend, or stop the credit limit of Party B;

(c)
Partly or fully suspend, or stop accepting the disbursement application of Party B under this Contract or other contracts between Party A and Party B, partly of fully suspend or stop issuing the un-issued loans or conducting the unfinished trade financing;

(d)
Declare part or full of the outstanding principal, interest and other amount of the loan / trade financing amount under this Contract and other contracts between Party A and Party B becoming due and payable immediately.

(e)	Terminate or cancel this Contract, partly or fully terminate or cancel other contracts between Party A and Party B;

(f)	Request Party B to compensate all the damages imposed to Party A caused by the default of Party B;

(g)
Only with prior or afterwards notice, transfer and deduct the money in the accounts of Party B opened with Party A and other affiliates of Guangdong Development Bank Co., Ltd. to repay part or the entire debt owed by Party B to Party A under this Contract.  The undue amount in such accounts will be deemed to be due in advance.  In case the currency in such accounts is different with the currency used in certain credit services under this Contract, if the currency used in certain credit service is foreign currency, such amount shall be converted and calculated according to the currency selling rate published by Party A on the date Party A transferring the money; if the currency used in certain credit service is RMB, such amount shall be converted and calculated according to the currency buying rate published by Party A on the date Party A transferring the money.

(h)	Execute the security interest;

(i)	Request the guarantor to assume the guarantee liability;

(j)
Adopt a stricter management measure or method; list the affiliated parties of Party B as key supervising targets; list Party B in the blacklist and submit it to regulatory authorities and credit reference authorities;

(k)	Other measures that Party A deems necessary and possible;

3.	If the national credit loan policy changes after the execution of this Contract which makes Party A fail to perform this Contract, such failure will not be deemed as a default of Party A.

Part V   Other Agreed Provisions

Article 10	Effectiveness, Amendment, Cancellation and Termination of this Contract

1.
This contract comes into effect on the date it is duly signed and stamped by the parties (on the completion date of registration of mortgage / pledge if necessary), and expires on the date all the principal, interest, compound interest, default interest, and other incidental expenses under this Contract are fully repaid.

2.
If Party B requires extending the period of loan, Party B shall submit a written application to Party A within 20 days before the expiration date of the loan under this Contract.  Subject to the approval of Party A (in the case of guarantor, the written consent of guarantor for providing guarantee shall be obtained; property registration of mortgage / pledge shall be completed if necessary), and after the parties enter into an extending agreement, the period of loan under this Contract will be duly extended; this loan agreement shall be performed continuously before the parties enter into such extending agreement.

3.
If any provision or any part of a provision of this Contract is confirmed to be invalid, such provision or such part of the provision shall not affect the validity of this Contract, the remaining provisions of this Contract or the remaining part of such provision.

4.
After the contract comes into effect, unless otherwise stipulated in this Contract, this Contract shall not be amended or terminated in advance by any of the parties.  If this Contract shall be amended or terminated, the parties shall reach consensus through consultation and enter into a written agreement.  This contract shall remain in force before such written agreement is entered into.

Article 11	Notarization

If any of the parties requires for notarization, this Contract shall be notarized by notary public office approved by relevant authorities of the country, the expenses for notarization shall be assumed by Party B.

Party A and Party B agree and confirm that if this Contract is notarized by notary public office as an enforceable document of creditor’s right, and if party B fails to repay on time the principal, interest, and other expenses owed to Party A under this Contract, or Party B violets its obligations under this Contract, Party A is entitled to apply to court of jurisdiction to enforce this Contract, Party B agrees to accept the enforcement unconditionally and duly waive its right of defense.

Article 12	Special Reminder by Party A

Party A has duly reminded Party B the provisions exempting and limiting of liability of Party A, and has fully explained relevant provisions as required by Party B, both Party A and Party B has the same understanding on all the articles of this Contract.

Part VI   Specific Filled Provisions

Article 13	Credit Limit

1.	Party A will provide the credit limit to Party B according to the SECOND method as follows:

(1)	The maximum limit of the credit limit (including guarantee money) is / (in capital) in / currency.

(2)	The exposure maximum limit of the credit limit (excluding guarantee money) is Sixty Million Only (in capital) in RMB.

2.
Party B can use other currencies in specific services.  If Party B uses other currency, it shall be converted and calculated into the currency provided in this Contract based on the mean price published by Party A on that date.

3.
Within the period of the General Credit Limit, Party A agrees to take the FIRST method as follows to the General Credit Limit that has been repaid by Party B.  The unused General Credit Limit will be cancelled automatically after the expiration of the using period.

(1)
It can be used circularly.  Within the agreed General Credit Limit, Party A will renew relevant limit for Party B for the General Credit Limit that has been repaid by Party B during such period of General Credit Limit, Party B can use the limit again during the period of General Credit Limit.

(2)
It cannot be used circularly.  Within the agreed General Credit Limit, Party A will not renew relevant limit for Party B for the General Credit Limit that has been repaid by Party B during such period of General Credit Limit, Party B cannot use the limit again during the period of General Credit Limit.

Article 14	Period of Credit Limit

The term for this General Credit Limit is / years and / months, commencing on /, to / .

Article 15	Interest Rate and Calculation Method for Loan

1.	Interest rate for loan.

RMB loan

(1)	Through negotiations, Party A and Party B chose the FIRST interest rate for loan as follows:

(a)
Fixed interest rate.  The interest rate shall be the benchmark lending rate issued by People's Bank of China for relevant amount of loan on the actual disbursing date □plus / □minus / %.  The interest rate in the period of contract will not change.

(b)
Floating interest rate.  The interest rate for first period shall be the benchmark lending rate issued by People's Bank of China for relevant amount of loan on the actual disbursing date □plus / □minus / %. The floating method is as follows / :

A.
If the official interest rate is adjusted during the period of loan, the interest rate of RMB loan under this Contract shall be adjusted according to the benchmark lending rate issued by People's Bank of China for same period and similar amount and based on the floating method agreed in the interest rate for the first period on that date / the following months / the following quarter / the following year, as the applicable rate for the next floating period.

B.
The interest rate shall be adjusted every / month(s) from the value date of the loan.  The adjusting date shall be the corresponding date of the value date in the adjusting month.  If no corresponding date is applied in such month, the last date of that month shall be the adjusting date.  After the expiration of each floating period, the new interest rate shall be the benchmark lending rate issued by People's Bank of China for same period and similar amount / (floating scope).  The actual adjusted interest rate shall be informed by Party A to Party B as the applicable interest rate of the following floating period.

C.	Other : ______________________/___________________________
____________________________________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________________________________
_________________________________________________

(2)	Calculation of interest rate.

The interest rate shall be calculated from the value date on the basis of actual loan amount and actual days lapsed.

The formula of the interest calculation is: interest = principal × actual days lapsed × daily interest rate.

The conversion formula is: daily interest rate = annual interest rate / basic days.  The basic days shall be 360 days a year.

□Foreign Loan

Through negotiations, Party A and Party B chose the FIRST interest rate for loan as follows:

(a) Fixed interest rate: the agreed annual interest is /   %, and shall remain the same within the validity period hereof.

(b) Fixed interest rate: the agreed annual interest is the market benchmark interest applicable for one month from the value date □Plus  / % □Minus  / %. The agreed annual interest shall remain the same within the validity period hereof.

(c) Floating interest rate: the agreed annual interest is the market benchmark interest applicable for one month from the value date □Plus /   % □Minus /   %; however, the agreed annual interest shall be adjusted per   / months; Party A shall inform the new interest rate to Party B in a written form.

The Interest Adjustment Date shall be the corresponding date in the current month to the date on which the interest rate is initially determined. In case there is no corresponding date in the current month, then the last date of the current month shall be considered as the Interest Adjustment Date.

The Market Benchmark Interest Rate shall be the rate (Libor or Hibor) published by Reuters on the value date hereof or the Interest Adjustment Date.

(2) Calculation of interest

The interest rate shall be calculated from the value date on the basis of actual loan amount and actual days lapsed.  Floating interest loan is calculated by separate periods in floating period of the loan period.

The formula of the interest calculation is: interest = principal × actual days lapsed × daily interest rate.

The conversion formula is: daily interest rate = annual interest rate / basic days.  Calculation of basic number of days replies upon international common practice.

2.	Interest Settlement Method

(1)	Party B shall pay the interest with the SECOND method as follows:

(a)	Pay the principal and all interest in a lump sum on the expiration date;

(b)	Pay the interest by month, the 20th day of each month is the interest settlement date, and the 21st day of each month is the interest payment date.

(c)	Pay the interest by quarter, the 20th day of the last month of each quarter is the interest settlement date, and the 21st day of the last month of each quarter is the interest payment date.

(d)	Others _______________________/________________________

(2)
If the last repayment date for principal is not the interest payment date, such last repayment date shall be the interest payment date, and Party B shall pay off all the payable interest.  If the loan expires, all the principal and interest shall be paid off together.  In case the expiration date is official holiday or sabbatical day, if the loan is repaid on the last business day before the official holiday or sabbatical day, the interest rate shall be paid based on the interest rate provided in the contract, but the corresponding interest for the days between the payment date and expiration date shall be deducted on the basis of the interest rate provided in the contract; if the loan is repaid on the following business day after the official holiday or sabbatical day, the corresponding interest for the days between the payment date and expiration date shall be added on the basis of the interest rate provided in the contract; if the loan is not repaid on the following business day after the official holiday or sabbatical day, the interest for overdue loan shall be calculated and collected from that day.

3.	Default interest and compound interest

(1)
If Party B does not repay the loan according to agreed period, Party A may calculate and collect the interest from the expiration date to the date that the principal and interest are paid off, on the basis of the default interest rate for overdue loan.  The default interest rate for overdue loan is the interest rate for loan as provided in section 1 of this Article 15 plus 50%.

(2)
If Party B does not use the loan for the agreed purpose, for the appropriation part, Party A may calculate and collect the interest from the appropriation date to the date that the principal and interest are paid off, on the basis of the default interest rate for appropriation.

The default interest rate for appropriation is the interest rate as provided in section 1of this Article 15 plus 100%.

(3)	For overdue and appropriated loan, the interest rate is equal to the default interest rate for appropriation.

(4)
For the interest that Party B fails to pay on time, with the interest settlement method provided in section 2 of this Article 15, the interest rate for compound interest during the period of loan shall be the interest provided in section 1 of this article; the interest rate for compound interest for the overdue period shall be the default interest rate provided in this section.

(5)	In case of the interest rate adjustment provided in the contact, the default interest and compound interest shall be calculated and collected from the adjustment day based on each period.

4.	Others

During the term of this Contract, if the government controls or intervenes in the interest rate for loan, the method to determine the benchmark interest rate, the method to calculate or settle the interest, and etc., and as a result the interest rate or settlement method must be adjusted, Party A may amend the provisions of this Contract according to the latest regulations of the government without the prior consent of Party B.

Article 16	Guarantee Methods and Guarantee Contract

The guarantee provided for the loan under this Contract is: the maximum amount guarantee / guarantee for certain service / other guarantee.  The guarantors assume the guarantee liability under this Contract and the guarantee contracts.

□Under maximum amount guarantee, Party A and the guarantees enter into the following maximum amount guarantee contracts:

1.	The guarantor Anyang Chengchen Coking Co., Ltd. and Party A entered into a Maximum Amount Guarantee Contract on July 6, 2009, with the reference No. 13108109Z022-01.

2.	The guarantor Hunan Anyang Hubo Cement Co., Ltd. and Party A entered into a Maximum Amount Guarantee Contract on July 6, 2009, with the reference No. 13108109Z022-02.

3.	The guarantor Henan Shuncheng Group Coal Coke Co., Ltd. and Party A entered into a Maximum Amount Mortgage Contract on July 6, 2009, with the reference No. 13108109Z022-03.

4.	The guarantor Wang Xinming and Party A entered into a Maximum Guarantee Contract on July 6, 2009, with the reference No. 13108109Z022-04.

5.	The guarantor Wang Xinshun and Party A entered into a Maximum Amount Guarantee Contract on July 6, 2009, with the reference No. 13108109Z022-05.

6.	The guarantor Cheng Junsheng and Party A entered into a Maximum Guarantee Contract on July 6, 2009, with the reference No. 13108109Z022-06.

□Guarantee for certain service

1.	Party B provides guarantee money for the bank acceptance draft limit as provided in Article 22 in this Contract. The guarantee money shall be paid by the SECOND method as follows:

(1)
Party B authorizes Party A to transfer the proportion of guarantee money from any bank account of Party B as performance bond on letter of credit (RMB or equivalent foreign currency) as agreed in the provisions of specific types of credit, such guarantee money shall be deposited into a guarantee money account, the information of guarantee money account is:

Opening Bank:                                       /

Account Name:                                      /

Account No:                                          /

(2)	Party B shall deposit the guarantee money into its guarantee money account opened with Party A as agreed in the provisions of specific types of credit, the information of guarantee money account is:

Opening Bank: Anyang Branch of Guangdong Development Bank Co., Ltd.,

Account Name: Henan Shuncheng Group Coal Coke Co., Ltd.

Account No:

2.
Party B provides export tax refund pledge for the     /    as provided in article 22 in this Contract.  The special account of Party B for export tax refund must be opened in Party A and Party B undertakes that such account is the sole account specially opened for RMB export tax refund confirmed and stamped by the local tax authority of the exporting enterprise, with the bank account     /   .  Party B agrees that Party A is entrusted to manage such account from the disbursement date of loan to the day when the loan is paid off.  Party B undertakes that the tax refund is a guarantee for the repayment of the loan.  Party B warrants the export tax refund special account will not be changed before all the loans under this Contract are fully repaid.  Party B shall not transfer the money in such account without the consent of Party A.  Party A has priority to get paid from the tax refund in the pledged account.

3.
The guarantor      /       and Party A entered into a/an      /     (name of guarantee contract) on    /   ,   /   , with the reference No.    /   , providing guarantee for    /     (type of specific credit) as provided in article 22 in this Contract.

4.
The guarantor      /       and Party A entered into a/an      /     (name of guarantee contract) on    /   ,   /   , with the reference No.    /   , providing guarantee for    /     (type of specific credit) as provided in article 22 in this Contract.

5.
The guarantor      /       and Party A entered into a/an      /     (name of guarantee contract) on    /   ,   /   , with the reference No.    /   , providing guarantee for    /     (type of specific credit) as provided in article 22 in this Contract.

□ (Other guarantee method)                                       /

Article 17      □Renewal of Credit Limit (this article is optional, write √ in □ if it is applicable, write × in □ if it is not applicable)

1.
The "Renewal of Credit Limit" means, no matter whether the original credit contract is different with this Contract on interest rate and other respects or not, the unsettled credit exposure of Party A under the General Credit Limit Contract with the contract No. 13108108Z038 (the original credit contract) will take the same limit of the credit limit exposure under this Contract and will be guaranteed by the guarantee contract under this Contract and it will not cause any waiving or reducing the right under original contract.  Party A will only issue the credit based on the remained limit after deducting the used limit under original contract.

2.	Party A is entitled to decide whether to renew the credit limit and the amount and period for credit limit renewal under this Contract.

Article 18     □ Disclosure of the Internal Affiliated Transaction of the Group of Party B (this article is optional, write √ in □ if it is applicable, write × in □ if it is not applicable)

Party B is a group client belongs to Party A according to Credit Service Risk Guidelines for Group Client of Commercial Bank.  Party B shall promptly report Party A with any affiliated transaction over 10% of its net asset, including the affiliate relationship of the parties, transaction project, the natural of transaction, amount of transaction or relevant proportion, and the pricing policy (including the transactions that are not involved with any amount or with a token amount only).

If any of the following situations occurs with Party B, Party A is entitled to decide by its own to stop paying the unused loan of Party B and collect part or all principal and interests in advance: discount for cash or pledge receivable note, receivable payment or other creditor's rights without true transaction background to bank, in order to obtain the capital or credit of bank; major merger, acquisition, restructuring which may affect the safety of the loan as deemed by Party A; conduct affiliate transaction to evade the creditor's right of bank; other situations provided in article 18 of the Guidelines.

Article 19	Applicable Law and Dispute Resolution

1.	This Contract shall be governed by the laws of People’s Republic of China.

2.
Any dispute arising from the performance of this Contract shall first be settled through negotiations.  If the parties cannot reach a settlement through negotiations, the FIRST method of the following shall be used to solve the dispute:

(1)	submits the dispute or applies enforcement to local court where Party A domiciles;

(2)	Submit the dispute or apply enforcement to court of jurisdiction;

(3)	Arbitration. Submitting the dispute to China International Economic and Trade Arbitration Commission and settle in accordance with financial dispute arbitration rule.

(4)	Other: / .

In the course of dispute resolution, if the dispute does not affect the performance of remained articles in this Contract, the remained articles shall be performed continuously.

Article 20     Supplementary Articles

1.	The following annexes and other annexes as confirmed by both parties constitute an integral part of this Contract and have the same legal effect with this Contract:

(1)	Disbursement Application (form);

(2)	Loan note or other certificate of indebtedness;

(3)	Guarantee contract, notice of repayment;

(4)	/ .

2.	Party B confirms that the address below shall be used by Party A to send notices, letters and other materials to Party B:

Address: Tongye Town, Anyang County; Post code: 455131

Attention: Wang Xinshun;

Telephone: 0372-5606593

If such address changes after the confirmation by Party B, Party B shall inform in written form such change to Party A within 5 days after the change; otherwise Party A will send the notices, letters and other materials to the confirmed address above, which shall be deemed as if it has been delivered.  Any notice, request or other communications, including but not limited to telex, telegraph, fax or other materials, once it is sent out shall be deemed as if it has been delivered.

3.
If for relevant business need, Party A needs to entrust Guangdong Development Bank Co., Ltd. or other organization to perform its rights and obligations under this Contract, or allocate the loan service to Guangdong Development Bank Co., Ltd. or other organization for management, Party B hereby approves as described above.  Guangdong Development Bank Co., Ltd. or other organization which is entrusted by Party A or carries on the loan service under this Contract is entitled to perform all the rights and obligation under this Contract, bring to court, submit to arbitration, or apply for enforcement in its own name for any dispute under this Contract.

4.	The transactor of Party A under this Contract is : Sun Jianyi, telephone: 0372 – 3672778

The transactor of Party B under this Contract is: Yu Hailin, telephone: 0372 – 5606593.

5.	This contract is in duplicates, Party A keeps one, and Party B keeps one, the relevant registration authority keeps / . Each one shall have the same legal effect.

Article 21	Other Terms

                                                                                                           /

                                                                                                           /

                                                                                                           /

                                                                                                           /

Article 22     Specific Credit Type and Specific Provisions (note: it shall be filled based on truth, the articles which are not applicable shall be deleted and the revised content shall be listed as annex)

The credit types under this Contract are as follows:

No.	Item		No.	Item
	Liquid capital loan limit	☐		Import bill advance limit	☐
	Bank acceptance draft limit	☐		Packing credit limit	☐
	Discount of commercial draft limit	☐		Export tax refund limit	☐
	Over draft of legal person limit	☐		Bill advance limit under export credit insurance	☐
	Issuing letter of guarantee limit	☐		Export factoring financing limit	☐
	Opening letter of credit for import limit	☐		Bill purchased limit	☐
	Disbursement Guarantee limit	☐		Domestic factoring financing limit	☐

The above limit □ can be adjusted with each other □ cannot be adjusted with each other

(√) Liquid Capital Loan Limit

1.	The maximum limit of liquid capital loan limit is RMB Sixty Million Yuan. Such limit □can / □ cannot be used circularly.

2.
The loan period for specific liquid capital loan is in accordance with the actual starting date and expiration date recorded in loan note or other certificate of indebtedness, the period for each liquid capital loan shall not exceed 12 months.

3.	Purpose of loan: Operation circulating capital.

4.
Within the maximum limit of liquid capital loan amount provided in this part, relevant business need, Party B can apply to use the credit limit reasonably.  Upon the "loan note", other certificate of indebtedness, and "application for usage of credit limit" issued by Party B, Party A shall first check whether the credit limit applied by Party B comply the provisions in this Contract, then transfer the capital under such credit limit into the balance account of Party B.

(√) Bank Acceptance Draft Limit

1.	The maximum limit of liquid capital loan limit is the FIRST type as follows:

(1)	The maximum limit (including guarantee money) is RMB One Hundred and Twenty Million Yuan.

(2)	The Exposure Maximum Limit for credit limit is _/__ (currency) ___/___ (amount, in capital)

Such limit □can / □ cannot be used circularly.

2.	The period for each bank acceptance draft shall not exceed six months; the actual period shall be in accordance with the period provided in "bank acceptance draft ".

3.
The bank acceptance draft shall be used only for real trading of Party B; otherwise it shall be considered as an appropriation or dishonestly acquisition of the credit from Party A.  Party B shall fully compensate Party A with its damages caused by the appropriation or dishonestly acquisition of the credit of Party A by Party B or the improper purpose.

4.
Within the maximum limit of bank acceptance draft of this section, Party B shall submit Party A with written application, list including the information of full name of the payee, opening bank and account number of the payee, amount of draft, issuing date of draft, expiration date of draft and specific purpose, and relevant merchandise transaction contract for each application for acceptance.

5.	Party B shall submit and deposit guarantee money equal to 50% of the amount in draft before acceptance. Party A will charge 0.05% of the amount in draft in one lump sum as handling fee.

6.
Not matter whether the parties of the transactions related to drafts have any dispute or may have any dispute, Party B must deposit the amount of such draft and the handling fee in full into the "drawer account number" provided in such draft or other account accepted by Party A; and to place in as the capital of entrusting Party A to pay the amount, otherwise it will be deemed as a default of Party B;

7.
If Party B fails to deposit the amount in full and on time, as a result Party A paid the capital, the payment of Party A shall be converted into overdue loans owed by Party B to Party A, Party A may charge an interest with the daily interest rate of 0.05% and a compound interest for the overdue interest on daily basis, and Party A is entitled to transfer such amount from the bank account of Party B to repay such loans and interests.

Signature / Stamp of the parties:

Party A (Stamp)

Legal Representative (Responsible Person)

or Entrusted Agent

July 6, 2009               /s/ Shen Xueqing

Party B (stamp)

Legal Representative (Responsible Person)

or Entrusted Agent

July 6, 2009              /s/ Wang Xinshun